Exhibit 99.2

<epam>

Q3 2024

EPAM Reports Results

Q3 REVENUES

$1.168B

1.3% ↑ YoY *(reported)*

0.9% ↑ YoY *(constant currency)*

OUTLOOK Q4 2024

Revenues in the range of

$1.205B-$1.215B

4.6% ↑ YoY *(midpoint of the range)*

OUTLOOK FY 2024

Revenues in the range of

$4.685B-$4.695B

0.0% ↔ YoY *(midpoint of the range)*

REVENUES BY INDUSTRY VERTICAL

Vertical	Revenues	YoY
Financial Services	$255M	3.3% ↑
Consumer Goods, Retail & Travel	$251M	-4.5% ↓
Software & Hi-Tech	$178M	2.1% ↑
Business Information & Media	$168M	-9.0% ↓
Life Sciences & Healthcare	$142M	14.6% ↑
Emerging	$174M	8.5% ↑

REVENUES BY GEOGRAPHY

Geography	Revenues	YoY
Americas	$697M	2.9% ↑
EMEA*	$445M	-0.3% ↓
APAC	$26M	1.8% ↑

DILUTED EARNINGS PER SHARE

$2.37 GAAP EPS — **43.6%** ↑ YoY

$3.12 NON-GAAP EPS — **14.3%** ↑ YoY

EMPLOYEES & LOCATIONS

53,250+ Total EPAMers

47,750+ Designers, Engineers & Consultants

55+ Countries & Regions

Refer to EPAM's 3rd Quarter Earnings Release for additional information and reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS.
*Starting in 2024, revenues from the CEE region are included in the EMEA region.